EXHIBIT 21

                     SUBSIDIARIES OF ABLE TELCOM HOLDING CORP.

                  TRAFFIC MANAGEMENT GROUP, INC.
                        TRANSPORTATION SAFETY CONTRACTORS, INC.
                        TRANSPORTATION SAFETY CONTRACTORS OF VIRGINIA, INC. GEORGIA ELECTRIC COMPANY

                  TELECOMMUNICATION SERVICES GROUP, INC.
                        ABLE COMMUNICATIONS SERVICES, INC.
                        ABLE INTEGRATED SYSTEMS, INC.
                        DIAL COMMUNICATIONS, INC.
                        H.C. CONNELL, INC.

                  COMMUNICATIONS DEVELOPMENT GROUP, INC.
                        ABLE TELCOM INTERNATIONAL, INC.
                        NEUROTECHNOLOGY, INC.
                        ABLE WIRELESS, INC.
                        ABLE TELCOM/TTI C.A.
                        SEIMA TELECOMMUNICATIONS, LTDA.
                        INVERSIONES ABLE TELCOM, S.A.

                  PATTON MANAGEMENT CORPORATION
                        BLACK INDUSTRIES, INC. (inactive)
                             INLAND AIR LINES, INC.
                        PRESSURE CONCRETE CONSTRUCTION CO.
                        WRIGHT & LOPEZ, INC.
                             WRIGHT & LOPEZ OF ALABAMA, INC.
                             WRIGHT & LOPEZ OF FLORIDA, INC. (inactive)
                             POWER UTILITIES CONTRACTORS, INC. (inactive)

                  MFS NETWORK TECHNOLOGIES, INC.
                        MFS TRANSPORTATION SYSTEMS, INC.
                        MFS TRANSTEC, INC.